Exhibit (h)(3)(iii)

AMENDMENT NO. 2

EXPENSE LIMITATION AGREEMENT

Amendment No. 2, effective August 19, 2011, to the Expense Limitation Agreement between AXA Equitable Funds Management Group, LLC (the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 2”).

The Manager and Trust hereby agree to modify and amend the Expense Limitation Agreement dated as of May 1, 2011, as amended, (“Agreement”), between them as follows:

1.	Addition of Class K to the Agreement: The maximum Annual Operating Expense Limits for the Portfolios are revised to reflect the limits of the Class K Shares.

2.	Schedule A: Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 2 to Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chairman, Chief Executive Officer and President

SCHEDULE A

AMENDMENT NO. 2

EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
			(including amounts pursuant to Rule 12b-1)
	Class K	Class IA	Class IB
EQ/Franklin Core Balanced Portfolio	1.05%	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.05%	1.30%
EQ/Franklin Templeton Allocation Portfolio	0.15%	0.15%	0.40%
EQ/Mutual Large Cap Equity Portfolio	1.05%	1.05%	1.30%
EQ/Templeton Global Equity Portfolio	1.10%	1.10%	1.35%

EQ/International Value PLUS Portfolio	0.85%	0.85%	1.10%
EQ/Equity Growth PLUS Portfolio	0.75%	0.75%	1.00%
EQ/International Core PLUS Portfolio	0.85%	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	0.80%	1.05%
EQ/Quality Bond PLUS Portfolio	0.60%*	0.60%*	0.85%*

AXA Conservative Strategy Portfolio	0.700%*	0.700%*	0.950%*
AXA Conservative Growth Strategy Portfolio	0.750%*	0.750%*	1.000%*
AXA Balanced Strategy Portfolio	0.800%*	0.800%*	1.050%*
AXA Moderate Growth Strategy Portfolio	0.850%*	0.850%*	1.100%*
AXA Growth Strategy Portfolio	0.850%*	0.850%*	1.100%*
AXA Ultra Conservative Strategy Portfolio	0.700%*	0.700%*	0.950%*

ATM Core Bond Portfolio	0.65%	0.65%	0.90%
ATM Government Bond Portfolio	0.65%	0.65%	0.90%
ATM International Portfolio	0.70%	0.70%	0.95%
ATM Large Cap Portfolio	0.70%	0.70%	0.95%
ATM Mid Cap Portfolio	0.70%	0.70%	0.95%
ATM Small Cap Portfolio	0.70%	0.70%	0.95%
AXA Tactical Manager 2000 Portfolio	0.70%	0.70%	0.95%
AXA Tactical Manager 400 Portfolio	0.70%	0.70%	0.95%
AXA Tactical Manager 500 Portfolio	0.70%	0.70%	0.95%
AXA Tactical Manager International Portfolio	0.70%	0.70%	0.95%

All Asset Allocation Portfolio	0.10%	0.10%	0.35%
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	0.95%	0.95%	1.20%
EQ/Boston Advisors Equity Income Portfolio	0.80%	0.80%	1.05%
EQ/Calvert Socially Responsible Portfolio	0.90%	0.90%	1.15%
EQ/Capital Guardian Research Portfolio	0.72%	0.72%	0.97%

Portfolios	Maximum Annual Operating Expense Limit
			(including amounts pursuant ro Rule 12b-1)
	Class K	Class IA	Class IB
EQ/International ETF Portfolio	0.55%	0.55%	0.80%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	0.75%	1.00%
EQ/Montag & Caldwell Growth Portfolio	0.95%	0.95%	1.20%
EQ/Morgan Stanley Mid Cap Growth Portfolio	0.85%	0.85%	1.10%
EQ/Oppenheimer Global Portfolio	1.10%	1.10%	1.35%
EQ/PIMCO Ultra Short Bond Portfolio	0.70%	0.70%	0.95%
EQ/T. Rowe Price Growth Stock Portfolio	0.95%	0.95%	1.20%
EQ/UBS Growth and Income Portfolio	0.80%	0.80%	1.05%
EQ/Van Kampen Comstock Portfolio	0.75%	0.75%	1.00%
EQ/Wells Fargo Omega Growth Portfolio	0.90%	0.90%	1.15%

*	For purposes of calculating the Maximum Annual Operating Expense Limit, the expenses of other investment companies in which the Portfolio invests are included in Fund Operating Expenses.